As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3180312
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

ARTHROCARE CORPORATION AMENDED AND RESTATED

2003 INCENTIVE STOCK PLAN

(Full title of the Plan)

Michael A. Baker
President and Chief Executive Officer	Michael W. Hall, Esq.
ArthroCare Corporation	Latham and Watkins LLP
111 Congress Avenue, Suite 510	140 Scott Drive
Austin, Texas 78701	Menlo Park, CA 94025
(512) 391-3900	(650) 328-4600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the ArthroCare Corporation Amended and Restated 2003 Incentive Stock Plan (the “2003 Plan”) (3)	1,250,000	$38.83	$48,537,500.00	$5,194.00

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2003 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) for 1,250,000 shares registered hereunder, on the basis of the average of the high and low prices for the Registrant’s Common Stock reported by The Nasdaq National Market on July 23, 2006.
(3)	Each share of Common Stock being registered hereunder, if issued prior to the termination by the Registrant of its Stockholder’s Rights Agreement, will include a Preferred Stock Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

ArthroCare Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) the following Registration Statements on Form S-8 relating to shares of the Registrant’s Common Stock, to be offered and sold under the 2003 Plan: Registration Statement on Form S-8 filed on June 24, 2003 (File No. 333-106409) for 500,000 shares and Registration Statement on Form S-8 filed on December 2, 2004 (File No. 333-120932) for 750,000 shares (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated herein by reference. This Registration Statement on Form S-8 covers 1,250,000 additional shares of the Registrant’s Common Stock available for issuance under the 2003 Plan pursuant to an amendment and restatement of the 2003 Plan.

Item 8. Exhibits

See the Index to Exhibits located after the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Austin, State of Texas, on June 28, 2006.

ARTHROCARE CORPORATION

Date: June 28, 2006	By:	/s/ Michael Gluk
Michael Gluk
Sr. Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael A. Baker, and Michael Gluk, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael A. Baker Michael A. Baker	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 28, 2006

/s/ Michael Gluk Michael Gluk	Senior Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006

/s/ Barbara D. Boyan, Ph.D. Barbara D. Boyan, Ph.D.	Director	June 28, 2006

/s/ David F. Fitzgerald David F. Fitzgerald	Director	June 28, 2006

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/s/ James G. Foster James G. Foster	Director	June 28, 2006

/s/ Tord B. Lendau Tord B. Lendau	Director	June 28, 2006

/s/ Jerry P. Widman Jerry P. Widman	Director	June 28, 2006

/s/ Peter L. Wilson Peter L. Wilson	Director	June 28, 2006

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1	ArthroCare Corporation Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.57 of the Current Report on Form 8-K filed on May 31, 2006)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)